UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SERVOTRONICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1110 Maple Street, P.O. Box 300 – Elma, New York 14059-0300   716-655-5990  Fax 716-655-6012

Dr. Nicholas D. Trbovich
Founder, Chairman of the Board of Directors
and Chief Executive Officer

June 4, 2012

Dear Fellow Shareholder:

The Annual Meeting of Shareholders will take place on July 3, 2012 at 2:30 p.m. at the Hilton Garden Inn, 4201 Genesee Street, Buffalo, New York 14225. You are cordially invited to attend.

The enclosed Notice of Annual Meeting and Proxy Statement describe the matters to be acted upon during the meeting. The meeting will also include a report on the state of Servotronics, Inc.’s business.

To ensure your representation at the meeting, even if you are unable to attend, please sign the enclosed Proxy Card and return it in the postage paid envelope.

If you have any questions in regard to completing your proxy, please call our Assistant Corporate Secretary, Bernadine E. Kucinski (716) 655-5990.

Your continued interest and support is very much appreciated.

Sincerely,
/s/ Nicholas D. Trbovich
Dr. Nicholas D. Trbovich

SERVOTRONICS, INC.
1110 Maple Street
P.O. Box 300
Elma, New York 14059

NOTICE OF
2012 ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders:

Notice is hereby given that the 2012 Annual Meeting of the Shareholders of Servotronics, Inc. (the “Company”) will be held at the Hilton Garden Inn, 4201 Genesee Street, Buffalo, New York 14225, on Tuesday, July 3, 2012 at 2:30 p.m., Buffalo time, for the following purposes:

1.	To elect four Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To approve the adoption of the Servotronics, Inc. 2012 Long-Term Incentive Plan;

3.	To consider and ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2012 fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on May 21, 2012 are entitled to notice of and to vote at the meeting or any adjournments thereof.

/s/ Nicholas D. Trbovich
Dr. Nicholas D. Trbovich
Founder, Chairman of the Board of Directors and Chief Executive Officer

Dated: June 4, 2012

Important notice regarding the availability of Proxy materials for the Annual Meeting of Shareholders to be held on July 3, 2012.

This Proxy statement, form of proxy and the Company’s 2011 Annual Report are available at www.servotronics.com.

SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

June 4, 2012

SERVOTRONICS, INC.
1110 Maple Street
P.O. Box 300
Elma, New York 14059

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 3, 2012

The following information is furnished in connection with the Annual Meeting of Shareholders of SERVOTRONICS, INC. (the “Company”) to be held on July 3, 2012 at 2:30 p.m., Buffalo time, at the Hilton Garden Inn, 4201 Genesee Street, Buffalo, New York 14225. A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2011 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained without charge from the Company’s Assistant Corporate Secretary, 1110 Maple Street, P.O. Box 300, Elma, New York 14059. This Proxy Statement and proxy card are first being mailed to shareholders on or about June 4, 2012.

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Annual Meeting of Shareholders is being solicited by the Directors of the Company. The proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Assistant Corporate Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may be revoked by a shareholder attending the meeting, by withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of mails, proxies may be solicited by employees of the Company (who will receive no additional compensation therefor) personally or by telephone or other electronic communications and arrangements may be made with banks, brokerage houses and other institutions, nominees and/or fiduciaries to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained the services of InvestorCom, Inc., 65 Locust Avenue, Third Floor, New Canaan, Connecticut 06840, to assist in the solicitation of proxies and will pay that firm a fee of approximately $3,000 plus expenses.

VOTING INFORMATION

The record date for determining shares entitled to vote has been fixed at the close of business on May 21, 2012. On such date there were outstanding 2,386,871 shares of common stock of the Company, $.20 par value (“Common Stock”), entitled to one vote each.

The presence, in person or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock is necessary to constitute a quorum. Directors will be elected by a plurality of all the votes cast at the 2012 Annual Meeting with each share being voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to vote. Under Delaware law the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on Proposal 2 shall be sufficient to adopt the Servotronics, Inc. 2012 Long-Term Incentive Plan. Ratification of the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2012 fiscal year requires the affirmative vote of a majority of the votes cast on the proposal. Pursuant to SEC rules, shareholder proposals must have been received by April 18, 2012, which date is 45 days before the date (June 2) on which the Company mailed its proxy materials for last year’s annual meeting, to be considered at the 2012 Annual Meeting. At April 18, 2012, the Company had not received notice of any intention to submit any other matter; and, therefore, the named proxies have discretion to vote on any other matter that comes before the meeting.

Shares of Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the meeting for the purposes of determining a quorum. Proxies relating to “street name” shares of Common Stock that are voted by brokers will be counted as shares of Common Stock (i) present for purposes of determining the presence of a quorum and (ii) as having voted in accordance with the directions and statements on the form of proxy.

PROPOSAL 1:  ELECTION OF DIRECTORS

The By-Laws of the Company provide that there shall be not less than three Directors nor more than nine and that the number of Directors to be elected at the Annual Meeting of Shareholders shall be fixed by the Board of Directors. The Board of Directors has fixed the number of Directors to be elected at the meeting at four. Each person so elected shall serve until the next Annual Meeting of Shareholders and until his successor is elected and shall have qualified.

Each nominee is currently serving as a Director of the Company and was elected at the Company’s 2011 Annual Meeting of Shareholders.

The Directors believe that all of the nominees are willing and able to serve as Directors of the Company. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

The following paragraphs set forth certain information regarding the nominees for election to the Company’s Board of Directors, including the specific experience, qualifications, attributes or skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company. The nominees for election to the Company’s Board of Directors are Dr. Nicholas D. Trbovich, age 76, Nicholas D. Trbovich, Jr., age 52, Donald W. Hedges, Esq., age 90 and Dr. William H. Duerig, age 90.

Dr. William H. Duerig is an Independent Director of the Company and Chairman of the Company’s Audit Committee. He has been a Company Director since 1990. He has an impressive success record for his leadership performance in many world-recognized advanced technology and state-of-the-art programs and projects. He has served as a Corporate Officer, Program Director, Project Leader and in other similar positions which combined management and advanced technology competence. These positions, programs and projects included being the Physicist in charge of certain key aspects of the Manhattan Atomic Bomb Project, a Principal Staff member of the Applied Physics Laboratory of John Hopkins University, a member of the Board of Directors for the Bumble Bee Missile Program, the Director for the development of telemetering equipment for the Terrier and Talos Missile Systems (precursors for the current Standard Missile Program) and he has served in other management positions such as Corporate Vice President of Research and Engineering and as a consultant. Dr. Duerig, now retired and a market investor, continues to serve on the Board of Directors of technically oriented companies and other organizations. He has a Ph.D. in Solid State Physics and a strong accounting education from the University of Maryland and New York University respectively. A member of professional, scientific organizations and Honor Societies Sigma Pi Sigma and Sigma Xi, he has published papers in various scientific publications. Dr. Duerig’s wide range of education, expertise and management experience in and across many disciplines qualifies him as an expert from the perspective of meeting corporate goals and corporate responsibility in a technology and profit-driven corporate environment and comprehensively qualifies him to be the financial expert for the Audit Committee and an Independent Director for the Company. Dr. Duerig’s long association with the Company, his demonstrated successful leadership achievements in roles that are academic, commercial and government related in a wide range of technology and business arenas in combination with his organizational expertise and skills (see above) are among the substantial attributes which highly qualifies him as a Company Director.

Donald W. Hedges, Esq. has been an Independent Company Director since 1967 and is a member of the Audit Committee. Mr. Hedges, a business law attorney, has extensive Corporate Law and finance experience with national and international, private and public companies. His comprehensive experience includes the representation of companies in the preparation of Initial Public Offerings, and at times, as a principal in a broad range of economic and financing activities. A current active practitioner of business law, he is a retired Partner of Wolf, Block, Shorr and Solis-Cohen. His expertise includes a wide range of corporate financing for technology driven activities and otherwise. He was awarded an honorary Doctorate Degree from Webber College and is a Wharton School graduate (BS Economics), a law school graduate (JD Law) of the University of Pennsylvania and he subsequently clerked for the Chief Justice of the Pennsylvania Supreme Court. He is a former aircraft carrier combat fighter pilot and was awarded the Air Medal and the Distinguished Flying Cross for heroic acts performed in the South Pacific. He is an aviation and aerospace cognizant individual whose comprehensive legal knowledge and business experience has been beneficial to the Company. Mr. Hedges’ long association with the Company combined with his successful record as an attorney of national and international representation and negotiation highly qualifies him as a Company Director.

Nicholas D. Trbovich, Jr. has served as a Director of the Company since 1990. Mr. Trbovich, Jr. is a significant beneficial owner of the Company’s common shares and son of the Company’s Founder. He provides valuable strategic planning continuity, operational insight and knowledge to the Board based on over 30 years of industry and company experience. He is a former member of the International Board of Directors of the World Entrepreneurs Organization. A current Board member of the American Edged Products Manufacturer’s Association and a former Executive Committee Member and current Legislative Committee Member of the American Knife and Tool Institute, he is a listed inventor or co-inventor on issued patents and patent pending applications that are incorporated in various successful Company products. Over the past 34 years Mr. Trbovich, Jr. has held various engineering, supervisory and management positions of increasing responsibility which led to the Company positions as Director of Corporate Development, Vice President, Executive Vice President, Chief Operating Officer and President. He has also been President, Director and CEO of certain Company Subsidiaries. A holder of two undergraduate Business/Science degrees (Summa Cum Laude) and a life member of MENSA, he has completed graduate courses and various licensing/certification and other programs at Stanford University, Carnegie Mellon University, Purdue University, MIT, Canisius College and others. He also served as Chapter President and Vice President of two National Honor Societies – Lambda Sigma at Carnegie Mellon University and Alpha Chi at Medaille College, respectively. Recipient of numerous Leadership, Business and Community awards and recognized as one of Western New York’s outstanding leaders, Medaille College honored him with their Distinguished Alumnus Award and a place on their “Alumni Wall of Fame”. He is a former Advisory Board member of two colleges and Co-Founder/Co-Developer of an International Award winning Business and Career Advancement Program. He has presented lectures and conducted seminars on multiple topics including management, leadership development, strategic planning and entrepreneurship throughout the United States and in six different countries. Among other awards, he was an awards recipient speaker at the Army Aviation Association of America’s Annual Conference. Mr. Trbovich, Jr.’s achievements, operational insights, strategic planning continuity, wide-range multi-industry cognizance, specific industry knowledge, experience and established associations highly qualifies him as a Company Director.

Dr. Nicholas D. Trbovich has been a Company Director since the Company was founded in 1959. As a Founder of the Company, substantial shareholder and as the Company’s past President and current CEO, he has managed personally and through delegation the research, development, engineering, manufacturing and administration of the Company as the Company grew and its goals were achieved over the years. He has guided the Company in its transition from being primarily an engineering entity to a Company with expanded manufacturing and new product capabilities. He has been instrumental and successful in obtaining the appropriate corporate financing from banking institutions and the public sale of common shares to meet the Company’s increased requirements to support new product design, development and enhanced manufacturing capabilities. The Company’s designed and developed products fill key roles in many of the world’s well-known aerospace programs such as the Boeing 700 and Airbus 300 Series of commercial jets, the F-135, F-18, F-16, F-15 and various other jet fighters, jet transports, helicopters, bombers and the Hubbell Space Telescope. Dr. Trbovich’s past and/or current business Directorships include manufacturing companies, banking institutions, professional and other enterprises. An elected Member of the Niagara Frontier Aviation and Space Hall of Fame, he is a holder of patents, recipient of Awards (i.e. Entrepreneur of the Year and other business and/or technical awards), a member of professional associations, a published author, a Guest Lecturer at the University of Rochester, Columbia University, University of Alabama and others. He received the Distinguished Alumnus Award from the University of Rochester where he earned two Doctorates and an MBA. He has also been awarded three Honorary Doctorates from three other colleges, a Doctor of Science (Sc.D.), Doctor of Laws (LL.D) and a Doctor of Humane Letters (L.H.D.) and is a member of three Honor Societies, Beta Gamma Sigma, Pi Lambda Theta and Kappa Delta Pi and a life member of MENSA. He has held various leadership positions including Chairman of the Board of Trustees for two colleges and past Vice Chairman of the Board for a third college. His collective achievements, broad range of recognitions and continuing dedicated efforts to meet and exceed Company goals highly qualifies him as a Company Director.

The Directors recommend a vote FOR the four nominees listed above. Unless instructed otherwise, proxies will be voted FOR these nominees.

ADDITIONAL COMPANY INFORMATION

Committees and Meeting Data

The Board of Directors has a formal Audit Committee comprised of Dr. Duerig and Mr. Hedges which performs all the functions requested to be performed by the Company’s Independent Directors. The Audit Committee meets with the Company’s Independent Auditors and reviews with them matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of financial, accounting and operating controls, the scope of the audit and the results of the audit. The Audit Committee is also charged with the responsibility of submitting to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices, policies and financial accounting and operation controls and safeguards.

The Board has (i) determined that Dr. Duerig and Mr. Hedges are Independent Directors pursuant to the listing standards of the NYSE MKT; and (ii) designated Dr. Duerig as the Company’s “Audit Committee financial expert”.

As previously reported, the Company has a formal Audit Committee which performs all the functions required to be performed by the Company’s Independent Directors. The Company’s full Board of Directors performs the functions of all other committees and in lieu thereof as permitted by the Company’s By-Laws and the current NYSE MKT listing standards. The Board of Directors does not have a standing nominating or compensation committee. Pursuant to Board resolutions, the full Board of Directors approves/ratifies all Director nominees after they are determined by the Independent Directors. See “Director Nominating Process” on page 7. Additionally, the Independent Directors determine the compensation of the Chief Executive Officer and all Executive Officers and such determinations are subsequently submitted to the full Board of Directors for approval/ratification. During the fiscal year ended December 31, 2011, the Audit Committee met 6 times and the Board of Directors met 7 times. No Director attended less than 100% of the meetings held. Each Director is expected to attend the Annual Meeting of Shareholders. In 2011, the Annual Meeting of Shareholders was attended by all Directors.

Report of the Audit Committee of the Board of Directors

The Audit Committee serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process and monitoring compliance with standards of business conduct. The Audit Committee operates under a written charter which is available on the Company’s website at www.servotronics.com. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company’s financial reporting process. Freed Maxick CPAs, P.C. (“Freed Maxick”), acting as Independent Auditors, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2011 with the Company’s Management.

2.	The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees.

3.
The Audit Committee has received the written disclosures and the letter from the Independent Auditors required by the Independence Standards Board No. 1, Independence Discussions with Audit Committees and has discussed with Freed Maxick the matter of that firm’s independence.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee is independent as defined under the listing standards of the NYSE MKT.

AUDIT COMMITTEE
Dr. William H. Duerig, Chairman
Donald W. Hedges, Esq.

Leadership Structure

Dr. Nicholas D. Trbovich is the Company’s Chairman of the Board and Chief Executive Officer. The Company believes that having one person hold the roles of Chairman of the Board and Chief Executive Officer is the most effective way at this time to organize the leadership structure of the Board of Directors. Having one person hold the roles of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for the Board and executive management and it allows for a single and clear focus for the chain of command to execute the Company’s strategic initiatives and business plans. Because Dr. Trbovich is primarily responsible for managing the Company’s day-to-day operations and strategic plan implementations, he is in the best position to chair meetings of the Board of Directors where key business and strategic issues are discussed. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer coupled with the existence of the Independent Directors is the appropriate leadership structure for the Board of Directors at this time. It provides sufficient independent oversight while avoiding unnecessary confusion regarding the Board’s oversight responsibilities and the day-to-day management of the Company’s business operations and strategic plan implementations. The Independent Directors periodically review this structure to assess its effectiveness on a continuing basis.

Board Oversight of Risk Management

The Board of Directors oversees the Company’s risk management process. This oversight is primarily accomplished through the Board’s committees and management’s reporting processes. The Company does not have a formal risk committee; however, the Audit Committee focuses on risk related to accounting, internal controls and financial and tax reporting. The Audit Committee also assesses economic and business risks and monitors compliance with ethical standards. The Independent Directors identify and oversee risks associated with the Company’s executive compensation policies and practices, Director independence, related party transactions and the implementation of corporate governance policies.

Directors’ Compensation

Under the Company’s compensation arrangements, non-employee Directors are paid a yearly Director’s fee of $22,500 plus a per meeting fee of $1,000 and reimbursement of actual expenses for attendance at Board meetings. Directors who are also employees do not receive the Director’s and/or meeting fees. Members of the Audit Committee of the Board are paid a yearly Audit Committee fee of $7,500 plus a per-meeting fee of $750 and reimbursement of actual expenses for attendance at Audit Committee meetings.

The following table contains information with respect to the compensation paid to the non-employee Directors for the year ended December 31, 2011.

			All other
	Fees Earned or	Option	Compensation
Name	Paid in Cash (1)	Awards (2)	(3)	Total
Dr. William H. Duerig	$41,500	-	$73,010	$114,510
Donald W. Hedges, Esq.	$41,500	-	$73,010	$114,510

(1)	Includes cash compensation earned by the Directors during the fiscal year 2011.

(2)
No options were awarded in 2011. As of December 31, 2011, each of Dr. Duerig’s and Mr. Hedges’ stock option holdings in the Company consisted of: 18,000 options with an exercise price of $2.045 expiring on April 10, 2013; and 7,500 options with an exercise price of $4.70 expiring on December 29, 2015. All stock options listed in this note (2) were exercisable at December 31, 2011.

(3)
In July of 2011, Dr. Duerig and Mr. Hedges each surrendered 16,000 unexercised options to the Company in exchange for a cash payment equal to the difference between the exercise price of $4.38 and the average of the high and low market price ($8.965 on 7/12/11) of the Company’s common stock on the day of surrender less an administrative charge.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all Directors, Officers and employees of the Company as required by the listing standards of the NYSE MKT. The Code is available on the Company’s website at www.servotronics.com and the Company intends to disclose on this website any amendment to the Code. Waivers under the Code, if any, will be disclosed under the rules of the SEC and the NYSE MKT.

Director Nominating Process

The determination of the individuals to be nominated for the Board of Directors is made by the Independent Directors. This determination is then subsequently submitted to the full Board of Directors for approval/ratification. The Board has determined that Dr. Duerig and Mr. Hedges are independent under the NYSE MKT listing standards.

The Board has not adopted specific minimum criteria for director nominees. Nominees are identified by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, the Board first considers the appropriateness of the size of the Board and then considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Consistent with the concept of diversity, the Company recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion.

The Board will consider Director nominees from any reasonable source, including nominees suggested by incumbent Board Members and Management as well as Shareholder recommendations tendered in accordance with the Company’s advance notice provisions. The Company does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Shareholder Communications with the Board of Directors

Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Board of Directors, 1110 Maple Street, P.O. Box 300, Elma, New York 14059. Correspondence directed to an individual Board member will be referred, if appropriate, to that member. Correspondence not directed to a particular Board member will be referred, if appropriate, to the Chairman of the Audit Committee.

EXECUTIVE OFFICERS

The following is a listing of the Company’s current Executive Officers:

Name	Age	Position with the Company and Principal Occupation and Business Experience for Past Five Years
Dr. Nicholas D. Trbovich	76	Founder, Chairman of the Board of Directors; Chief Executive Officer of the Company for more than five years; Also, President of the Company for more than five years before Oct. 2010.
Nicholas D. Trbovich, Jr.	52	Director of the Company since 1990; Chief Operating Officer of the Company since 2007; President of the Company since Oct. 2010; Executive Vice President of the Company from 2006-2010.
Cari L. Jaroslawsky	43	Treasurer and Chief Financial Officer of the Company since 2005; CPA Consultant/Controller for the Company for more than five years prior to 2005.

Nicholas D. Trbovich, Jr., an Executive Officer, is the son of Dr. Nicholas D. Trbovich. There are no other family relationships between any of the Directors or Executive Officers of the Company.

Summary Compensation Table

The following table contains information with respect to the annual compensation for the years ended December 31, 2011 and 2010 for the Company’s Chief Executive Officer and the two most highly compensated Executive Officers who were serving as Executive Officers at December 31, 2011 (the “Named Executive Officers”).

				All Other
Name and				Compen-
Principal Position	Year	Salary	Bonus	sation (1)	Total

Dr. Nicholas D. Trbovich	2011	$539,880	$57,000	$311,922	$908,802
Chairman of the Board and CEO	2010	$514,733	$27,500	$353,071	$895,304

Nicholas D. Trbovich, Jr.	2011	$321,023	$47,000	$178,087	$546,110
Director, President and COO	2010	$306,070	$22,500	$149,500	$478,070

Cari L. Jaroslawsky	2011	$173,440	$17,000	$46,618	$237,058
CFO and Treasurer	2010	$165,360	$7,500	$33,460	$206,320

(1)
All Other Compensation for 2011 includes (i) an allocation of 689 shares of Common Stock under the Servotronics Inc.’s Employee Stock Ownership Plan (“ESOP”) for Dr. Trbovich and Mr. Trbovich, Jr., and 606 shares for Ms. Jaroslawsky valued as of the closing price on November 30, 2011 (the date of allocation) of $8.96 per share; (ii) $41,936, $24,210 and $13,276 for Dr. Trbovich, Mr. Trbovich, Jr. and Ms. Jaroslawsky, respectively, for vacation pay in lieu of time off pursuant to a policy that is generally applicable to all employees of the Company; (iii) $15,450, $5,188, and $4,976 for Dr. Trbovich, Mr. Trbovich Jr., and Ms. Jaroslawsky, respectively, for benefit parity payments in lieu of pension related benefits that are limited by the terms of the ESOP; (iv) $11,124, $966 and $278 for Dr. Trbovich, Mr. Trbovich, Jr. and Ms. Jaroslawsky, respectively, for life insurance; (v) $31,262, $30,723 and $22,655 for Dr. Trbovich, Mr. Trbovich, Jr. and Ms. Jaroslawsky, respectively, for health insurance and medical/health related expenses; (vi) $205,975 and $109,690 for Dr. Trbovich and Mr. Trbovich, Jr., respectively for the surrender of unexercised options to the Company in exchange for a cash payment equal to the difference between the exercise price and the average of the high and low market price ($8.965 on July 12, 2011) of the Company’s common stock on the day of surrender less an administrative charge. The number of options surrendered for Dr. Trbovich and Mr. Trbovich, Jr. was 45,000 (exercise price of $4.38) and 24,000 (exercise price of $4.38), respectively; (vii) $1,241 for personal use of a company car for Mr. Trbovich, Jr.

Employment Agreements

Dr. Trbovich and Mr. Trbovich, Jr. have employment agreements with the Company pursuant to which they are entitled to receive minimum salary compensation of $545,170 and $324,170 per annum respectively, or such greater amount as the Company’s Board of Directors may approve/ratify and individual and spousal lifetime health and life insurance benefits. In the event of Dr. Trbovich’s or Mr. Trbovich, Jr.’s death or total disability during the term of the employment agreement, they or their respective estates are entitled to receive 50% of the compensation they are receiving from the Company at the time of their death or disability during the remainder of the term of the employment agreement. Also, in the event of (i) a breach of the agreement by the Company, (ii) a change in control of the Company, as defined, or (iii) a change in the responsibilities, positions or geographic office location of Dr. Trbovich or Mr. Trbovich, Jr., they are entitled to terminate the agreement and receive a payment of 2.99 times their average annual compensation from the Company for the preceding five years. If this provision is invoked by Dr. Trbovich or Mr. Trbovich, Jr. and the Company makes the required payment, the Company will be relieved of any further salary liability under the agreement notwithstanding the number of years covered by the agreement prior to termination. The term of the agreement extends to and includes December 31, 2015 for Dr. Trbovich and extends to and includes December 31, 2018 for Mr. Trbovich, Jr., provided however, the term of the agreement will be automatically extended for one additional year beyond its then expiration date unless either party has notified the other in writing that the term will not be extended. If the Company elects not to extend the agreement, Dr. Trbovich and/or Mr. Trbovich, Jr. will be entitled to a severance payment equal to nine months’ salary and benefits.

The Company provides certain post retirement health and life insurance benefits for Dr. Trbovich and Mr. Trbovich, Jr. Upon retirement and after attaining at least the age of 65, the Company will pay the annual cost of health insurance for the retired executives and dependents and will continue the Company-provided life insurance offered at the time of retirement. The retiree’s health insurance benefits ceases upon the death of the retired executive. The actuarially calculated future obligation of the benefits at December 31, 2011 and 2010 is $316,395 and $295,477, respectively.

Outstanding Equity Awards at 2011 Fiscal Year End

The following table shows information with respect to the value of unexercised options held by the Named Executive Officers as of December 31, 2011. All of the options granted to the Named Executive Officers are fully vested exercisable.

	Option Awards
	Number of
	securities
	underlying	Option	Option
	unexercised	Exercise	Expiration
Named Executive Officer	options (#)	Price	Date
Dr. Nicholas D. Trbovich	25,000	$4.70	12/29/2015
Nicholas D. Trbovich, Jr.	15,000	$4.70	12/29/2015
Cari L. Jaroslawsky	1,000	$4.70	12/29/2015

On October 25, 2011, Mr. Trbovich, Jr. exercised 27,000 stock options and the aggregate dollar value realized was $179,685. On November 1, 2011, Dr. Trbovich exercised 50,000 stock options and the aggregate dollar value realized was $310,750.

Certain Relationships and Related Transactions

Nicholas D. Trbovich, Jr., President and Chief Operating Officer of the Company, is an inventor or co-inventor of certain issued patents and patent pending applications that are used in the business of a subsidiary of the Company. The patents have been and are currently used by the subject subsidiary on a royalty-free basis with Mr. Trbovich, Jr.’s consent.

On November 3, 2009, the Company entered into a capital lease with a related party of the Company for certain equipment to be used in the expansion of the Company’s capabilities and product lines. Monthly payments of $7,500 which include an imputed fixed interest rate of 2.00% commenced November 3, 2009 and will continue through the fourth quarter of 2016. At December 31, 2011 the present value of the minimal lease payment is approximately $414,000 (after subtracting approximately $21,000 of imputed interest). Aggregate payments required under the capital lease subsequent to December 31, 2011 are as follows: years 2012 through 2015 $90,000 annually and $75,000 in 2016. The Company also entered into a real property lease agreement with the same related party, which provides for annual rental of $60,000. The Company has the option to purchase the building for $506,000 which is approximately $43,000 below the appraised value of approximately $549,000. In addition, in the event the Company is successful in obtaining certain tax and/or other incentives from the state the entity operates in, the Company will be required to purchase the building. The Company did not obtain the incentives and did not exercise its purchase option, but the lessor and the Company extended the lease including purchase option for another year. Additionally, in the event that the Company purchases the building, there is an arrangement payable to the related party, providing a threshold in annual earnings is reached by the new subsidiary, which will result in a percentage payment which could be as low as zero dollars to a maximum total in the aggregate of $600,000 which is non-recurring. These transactions are related party transactions because the wife of the Company’s President/COO is the sole shareholder of the company that is leasing/selling the assets. Purchases for inventory from the related party amounted to $0 and $56,000 during 2011 and 2010 respectively.

Proposed transactions between the Company and a related person are submitted to the Independent Directors which compose the Audit Committee for their determinations. In making its determinations, the Audit Committee (i.e., Independent Directors) consider, among other factors, whether the proposed transaction is in the Company’s best interest and is on terms no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Also, the Independent Directors (i.e., Audit Committee) may, at their discretion, request an independent appraisal if an independent appraisal has not already been provided. A related party is excluded from participating in the determinations of the Audit Committee.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

The following table lists the persons that owned beneficially, as of May 21, 2012, more than 5% of the outstanding shares of Common Stock of the Company, based on the Company’s records. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by that person.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class (1)
Servotronics, Inc. Employee Stock Ownership Trust (2)	666,634	(2)	27.9%
1110 Maple Street
P.O. Box 300
Elma, New York 14059
Dr. Nicholas D. Trbovich (3)	458,145	(3)	19.2%
1110 Maple Street
P.O. Box 300
Elma, New York 14059
Harvey Houtkin (4)	352,088	(4)	14.8%
160 Summit Avenue
Montvale, New Jersey 07645

(1)	Percent of class is based upon 2,386,871 shares of Common Stock outstanding as of May 21, 2012.

(2)
The Trustees of the Servotronics, Inc. Employee Stock Ownership Trust (the “ESOT”) -- Dr. Nicholas D. Trbovich and Nicholas D. Trbovich, Jr. -- direct the voting of unallocated shares. The participants in the related plan have the right to direct the voting of shares which have been allocated to their respective accounts; if a participant does not direct the vote, the Trustees may direct the vote of that participant’s shares. As of May 21, 2012, approximately 431,519 shares are allocated to the accounts of participants and approximately 235,114 shares remain unallocated.

(3)
This amount includes 26,809 shares held by a charitable foundation for which Dr. Trbovich serves as a Trustee and approximately 45,775 shares allocated to Dr. Trbovich’s account under the ESOT. These amounts do not include the shares beneficially owned by certain of Dr. Trbovich’s other relatives. Also, except as set forth in this note (3), does not include shares held by the ESOT as to which Dr. Trbovich serves as one of the two Trustees. See note (2) above.

(4)
This information is based on a statement on Schedule 13D, as last amended on February 12, 2004, filed by Mr. Houtkin with the Securities and Exchange Commission. According to Mr. Houtkin’s statement, he had sole voting and investment power with respect to 190,000 shares and shared voting and investment power with respect to 162,088 shares. Mr. Houtkin disclaimed beneficial ownership in additional shares owned by other members of his family. The Company has received no further information from Mr. Houtkin or on his behalf.

Security Ownership of Management

The following table sets forth, as of May 21, 2012, information as to the beneficial ownership of shares of Common Stock of the Company held by each Director, Executive Officer and by all Directors and Officers as a group (each individual listed in the following table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by that person, except as otherwise indicated):

Name of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class (1)
Dr. Nicholas D. Trbovich	458,145	(2)	19.2%
Nicholas D. Trbovich, Jr.	87,515	(3)	3.7%
Donald W. Hedges, Esq.	30,236	(4)	1.3%
Dr. William H. Duerig	29,093	(5)	1.2%
Cari L. Jaroslawsky	2,606	(6)	0.1%
All Directors and Officers as a group	882,585	(7)	36.7%

(1)	Percent of class is based upon 2,386,871 shares of Common Stock outstanding as of May 21, 2012 plus the number of shares subject to stock options held by the indicated person or group.

(2)	See note (7) below and note (3) to the table in “Security Ownership of Certain Beneficial Owners”.

(3)
This amount includes (i) 5,000 shares which Mr. Trbovich, Jr. has the right to acquire under stock options which are currently exercisable; and (ii) approximately 29,701 shares allocated to Mr. Trbovich, Jr.’s account under the ESOT. Except as set forth in the preceding sentence, does not include shares held by the ESOT as to which Mr. Trbovich, Jr. serves as one of two Trustees. See note (7) below.

(4)
This amount includes 7,500 shares which Mr. Hedges has the right to acquire under stock options which are currently exercisable. Mr. Hedges has sole voting and investment power with respect to 4,261 shares and shared voting and investment power with respect to 475 shares.

(5)	This amount includes 7,500 shares which Dr. Duerig has the right to acquire under stock options which are currently exercisable.

(6)
This amount includes 1,000 shares which Ms. Jaroslawsky has the right to acquire under stock options which are currently exercisable and approximately 606 shares allocated to Ms. Jaroslawsky’s account under the ESOT.

(7)
See notes (2) through (6) above. Also includes unallocated shares held by the ESOT over which certain officers, as Trustees of the ESOT, may be deemed to have voting power, as well as shares allocated to the accounts of all Officers as a group under the related plan. See the table in “Security Ownership of Certain Beneficial Owners” and note (2) thereto.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2011.

EQUITY COMPENSATION PLAN INFORMATION

			Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation
	options, warrants	outstanding options,	plans (excluding securities
	and rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	108,500	$3.60	0
Equity compensation plans not approved by security holders	0	0	0
Total	108,500	$3.60	0

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on its review of reports filed pursuant to Section 16(a) of the Securities Exchange Act or representations from Directors and Executive Officers required to file such reports, the Company believes that all such filings required of its Executive Officers and Directors and greater than 10% beneficial owners (subject to the qualifications in the following sentence) were timely made for 2011. The Company does not have information with respect to the reporting compliance of Mr. Houtkin or on his behalf.

PROPOSAL 2:  2012 LONG-TERM INCENTIVE PLAN

Summary of the 2012 Long-Term Incentive Plan

The Company proposes to establish a long-term incentive compensation plan to be known as the “Servotronics, Inc. 2012 Long-Term Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document. If approved by the Company’s shareholders, the Plan will be effective as of July 3, 2012. The Company’s previous shareholder-approved incentive compensation plan expired in July 2011.

A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A.

Objectives, Administration, Background

The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company’s objectives and which link the interests of participants in the Plan to those of the Company’s stockholders; to provide participants with an incentive for excellence in individual performance; and to promote teamwork among ps; to help the Company attract and retain qualified individuals to serve as officers, key employees, and directors; and to provide means to further any long-term strategies, including, but not limited to, acquisitions and mergers.

A committee of non-employee directors (the “Plan Committee”) will administer the Plan. The Plan Committee will have sole discretion to select the recipients of awards, establish the terms of awards, interpret the Plan, and amend awards, all subject to the terms of the Plan.

The Plan permits the grant of the following types of awards: (1) nonstatutory stock options, incentive stock options (“ISOs”), and stock appreciation rights; (2) restricted shares and restricted share units; and (3) other forms of awards payable in or denominated by reference to shares of Common Stock.

All of the employees of the Company, employees of certain subsidiaries of the Company, and non-employee directors of the Company are eligible to participate in the Plan. The actual number of participants who will receive awards under the Plan cannot be determined in advance because the Plan Committee has discretion to select the participants.

The Plan permits the grant of awards with respect to 300,000 shares of Common Stock. The maximum number of shares that may be made subject to awards granted in a calendar year to an individual participant is 100,000. If an award is cancelled or expires unvested or unexercised, or is settled in cash rather than in shares of Common Stock, then the shares covered by the portion of the award that is so cancelled, expired, or settled will again become available for award under the Plan. Shares of Common Stock tendered in payment of an exercise or purchase price or tendered or retained to satisfy the Company’s tax withholding obligation will also become available for award under the Plan.

Description of Plan Awards

Restricted Share and Restricted Share Units.  A restricted share award is an award of shares of Common Stock in which the recipient’s interest is forfeitable upon grant and will become nonforfeitable only if vesting conditions established by the Plan Committee are satisfied. A restricted share unit award obligates the Company to issue a specified number of shares of Common Stock (or their cash equivalent) in the future if vesting conditions established by the Plan Committee are satisfied. The Plan Committee determines the number of shares covered by an award of restricted shares or restricted share units and establishes the terms of the award, including the vesting conditions for the award. The vesting conditions may relate to the continuance of the recipient’s employment, the satisfaction of specified performance goals within a specified period, or other factors, or a combination of factors. A participant will forfeit a restricted share or restricted share unit award to the extent its vesting conditions are not satisfied within the period established by the Plan Committee.

If the Committee determines to condition the vesting of an award on the achievement of a performance goal, the performance criteria available under the Plan as the basis of such a goal are the following:  revenue; earnings; net earnings; operating earnings; earnings before taxes; earnings before income tax expense, interest expense, and depreciation and amortization expense; earnings per share; return to shareholders; stock price; costs; return on equity; return on capital; budget achievement; net operating income; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; economic value added (income in excess of capital costs); or market value. Performance goals may differ from participant to participant and award to award and may be established for the Company as a whole, on a per share basis, or for the Company’s various groups, divisions, or subsidiaries, or a combination of them. Performance goals may be based on absolute performance or on performance relative to performance of unrelated businesses specified by the Committee, on other external measures of the selected performance criteria, or on comparison to any prior period or to budget or target. All calculations and financial accounting matters relevant to the Plan and to which GAAP applies shall be determined in accordance with GAAP as in effect on the date of an award, except as otherwise specified by the Committee. For example, the Committee may specify that the measurement of performance shall include or exclude particular items, such as losses from discontinued operations, debt prepayment penalties, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, or nonrecurring gains or loss.

Restricted shares will carry voting and dividend rights unless the Plan Committee provides otherwise in the award agreement, or unless the vesting of the restricted shares is subject to a performance condition, in which case no dividend will be payable unless the performance condition is satisfied. A restricted share unit award does not carry voting or dividend rights, but the Plan Committee may provide in the award agreement for the payment of dividend equivalents if the award’s vesting conditions are satisfied.

Stock Options.  A stock option is the right to purchase shares of Common Stock at a fixed exercise price during a fixed period of time. The Plan permits the grant of nonstatutory options and options that qualify as incentive stock options (“ISOs”) for tax purposes. The Plan Committee establishes the number of shares covered by each option and the exercise price per share, which cannot be less than the fair market value of a share on the date of grant. An option will become vested and exercisable at such times and subject to such conditions as the Plan Committee determines but will not be exercisable later than ten years after grant. The exercise price of an option must be paid upon exercise in a form of payment prescribed by the Plan Committee. The Plan Committee may provide for any form of payment it finds appropriate, including payment in cash, tender of shares of Common Stock, and retention by the Company of shares otherwise issuable on the option exercise having a fair market value at exercise equal to the option exercise price.

Stock Appreciation Rights. A stock appreciation right entitles the recipient to payment from the Company on the exercise date of an amount equal to any excess of the fair market value of a share of Common Stock on the exercise date over the exercise price for the stock appreciation right, multiplied by the number of shares covered by the exercise. The Plan Committee establishes the number of shares covered by each stock appreciation right and the exercise price per share, which cannot be less than the fair market value of a share of Common Stock on the date of grant. A stock appreciation right will become vested and exercisable at such times and subject to such conditions as the Plan Committee determines but will not be exercisable later than ten years after grant. The Company may settle the amount due on exercise of a stock appreciation right by payment in cash or the issuance of shares of Common Stock, or in a combination of cash and shares, as the Plan Committee determines.

Other Forms of Award.  The Plan permits the grant of other forms of award that provide for the issuance of shares of Common Stock, or that are denominated in or measured by the fair market value of a share of Common Stock, or that provide for payment in shares of Common Stock rather than cash under a bonus or incentive plan of the Company. The Plan Committee will determine the terms and conditions of any such award.

Grants to Non-employee Directors

With respect to directors of the Company who are not employees of the Company or its subsidiaries, the Plan permits the grant of awards to such directors, provided the grants are made in accordance with a nondiscretionary formula established by the Board of Directors.

Adjustment in Authorized Shares and to Awards

The Plan provides that, in the event of a change in the capitalization of the Company, a corporate transaction involving the Company, or a reorganization or liquidation of the Company, the Plan Committee will adjust the number and class of shares of Common Stock remaining available for awards under the plan, the numbers of shares subject to outstanding awards, the exercise prices under outstanding awards, and the limits on awards, in a manner the Plan Committee determines equitable, to prevent dilution or enlargement of benefits under the Plan.

Forfeiture on Misconduct; Recoupment; Reservation of Discretion

Under the Plan, a participant will forfeit all rights under outstanding awards if the Plan Committee determines that the participant’s behavior constitutes misconduct as defined in the plan. The Plan permits the Plan Committee to provide in an award agreement or in a policy applicable to awards under the plan that, under specified conditions, a participant will be obliged to return to the Company amounts paid and shares of Common Stock distributed under the Plan. By way of illustration, the specified conditions may include the occurrence of an error in financial reporting resulting in payment of excess performance-based compensation. The Plan also permits the Plan Committee to reserve discretion to decrease (but not increase) the amount of an outstanding award.

Change in Control

Upon a change in control of the Company (as defined in the Plan), unless an award agreement provides otherwise, the following treatment shall apply:  Unless the successor to the Company assumes or replaces the award, the award will vest or become exercisable (provided that payout of restricted stock units may be deferred to comply with Internal Revenue Code section 409A), and the Board may in its discretion provide for the cancellation and cash out of the award. If the successor to the Company does assume or replace the award, and the participant’s employment is terminated without cause (as defined in the Plan), or the participant resigns with good reason (as defined in the Plan), in either case within two years after the change in control, then the award will vest or become exercisable upon the termination of the participant’s employment.

Amendment and Termination; Prohibition against Repricing

The Board of Directors may amend the Plan without shareholder approval unless applicable law or stock exchange rules would require shareholder approval for the amendment, or the amendment would allow the grant of options or stock appreciation rights at an exercise price below market value at date of grant. An option or stock appreciation right may not be amended to reduce the exercise price, nor be cancelled and replaced with an option or stock appreciation right with a lower exercise price.

No awards may be granted under the Plan after July 2, 2022.

Federal Tax Consequences

The federal income tax consequences of awards under the Plan for participants and the Company will depend on the type of award granted. The following description of tax consequences is intended only for the general information of stockholders. A participant in the Plan should not rely on this description and instead should consult his or her own tax advisor.

Under present law the federal income tax consequences of options granted to employees and directors under the Plan will generally be the following:  The grant of an option will have no tax consequences for the participant or the Company. Upon the exercise of an option that is not an ISO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the exercise date over the exercise price, and the Company will be entitled to a deduction in the same amount. Upon the exercise of an ISO, the employee will not recognize any ordinary income, nor will the Company be entitled to a deduction. However, the alternative minimum tax may apply, because the excess of the fair market value of ISO shares on the date of exercise over the exercise price is an adjustment to the employee’s alternative minimum taxable income. If there is no disposition of ISO shares before the later of two years from the date of grant and one year from the date of exercise, then the employee will realize a capital gain or loss upon a sale of the ISO shares. If the ISO shares are sold before the later of two years from the date of grant and one year from the date of exercise, the amount of gain realized on the sale or, if less, the excess of the fair market value on the exercise date over the exercise price, will be ordinary income for the employee and deductible by the Company; any balance of the gain or loss recognized by the employee on the sale will be a capital gain or loss.

The grant of a stock appreciation right will have no tax consequences for the participant. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash paid and the fair market value of any shares of Common Stock delivered to the participant.

Upon the grant of a restricted share or restricted share unit award, there will be no tax consequences to the participant. Generally, the participant will recognize ordinary income on the date the award vests, in an amount equal to, in the case of restricted shares, the value of the shares on the vesting date, or, in the case of restricted share units, the amount of cash paid and the fair market value of any shares delivered on the vesting date. With respect to restricted shares, under section 83 of the Internal Revenue Code, a participant may elect to recognize income at the date of grant rather than the date of vesting.

Generally, the Company will be entitled to a deduction in connection with an award equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes the income for tax purposes, subject to a limit on the deductibility of compensation paid in a calendar year to the Company’s chief executive officer and two other most highly compensated executive officers, other than the chief financial officer. The deduction limit for each covered officer is $1,000,000. However, the deduction limit does not apply to certain types of performance-based compensation if certain conditions are met. These conditions include stockholder approval of the plan under which the compensation is paid and, for awards other than stock options and stock appreciation rights, the establishment of performance criteria that must be satisfied in order for the award to vest. The Company believes that compensation attributable to options and stock appreciation rights granted under the Plan will be treated as qualified performance-based compensation and thus will not be subject to the deduction limit. The Company also believes that the design of the Plan, including the performance criteria set out in the Plan for use as the bases of performance goals, will allow the Plan Committee to grant awards of restricted shares and restricted share units that will qualify for treatment as performance-based compensation not subject to the deduction limit.

New Plan Benefits

The Plan Committee will determine, from time to time, the type, size, and terms of awards to be granted to officers, directors, and employees under the Plan, so the amount of compensation payable under the Plan cannot be determined in advance.

Vote Required to Approve the Plan

Under Delaware law the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on Proposal 2 shall be sufficient to adopt the Servotronics, Inc. 2012 Long-Term Incentive Plan.

The directors recommend a vote FOR approval of the Plan.

PROPOSAL 3:  RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Freed Maxick CPAs, P.C. (Formerly known as Freed Maxick & Battaglia, CPAs, PC) (“Freed Maxick”) has been selected by the Board of Directors as the independent public accountants for the Company’s current fiscal year. A representative of Freed Maxick is expected to be present at the meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions of shareholders.

At the Annual Meeting, the shareholders will be asked to ratify the selection of Freed Maxick as the Company’s independent registered public accounting firm. Pursuant to the rules and regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company’s independent registered public accounting firm. In the event that the shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Annual Meeting, is required to ratify the appointment of Freed Maxick. The Directors of the Company unanimously recommend a vote “FOR” the ratification of Freed Maxick as the Company’s independent registered public accounting firm for 2012. Unless otherwise instructed, proxies will be voted “FOR” ratification of the appointment of Freed Maxick.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Freed Maxick and RSM McGladrey, Inc. for fiscal years 2011 and 2010.

	2011	2010
Audit Fees (1)	$109,000	$93,500
Tax Service Fees (2)	45,395	52,020
All Other Fees (3)	1,250	3,150
Total	$155,645	$148,670

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Tax service fees principally included fees for tax preparation and tax consulting services. Through December 21, 2011, tax fees were billed by RSM McGladrey under an alternative practice structure with Freed Maxick. On December 21, 2011, the alternative practice structure with RSM McGladrey ceased to exist and future tax services will be performed by Freed Maxick.

(3)	Primarily for SEC compliance and assistance.

The Audit Committee pre-approves audit and non-audit services provided by Freed Maxick and RSM McGladrey, Inc.

The Audit Committee of the Board of Directors has considered whether provision of the services described above is compatible with maintaining our accountant’s independence and has determined that such services have not adversely affected Freed Maxick’s independence.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Proposals for the Company’s Proxy Material

Shareholder proposals must be received at the Company’s offices no later than February 4, 2013, in order to be considered for inclusion, if appropriate, as a shareholder proposal in the Company’s proxy materials for the 2013 Annual Meeting. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

Proposals to be introduced at the Annual Meeting, but not intended to be included in the Company’s Proxy Material

For any shareholder proposal to be presented in connection with the 2013 Annual Meeting of Shareholders, a shareholder must give timely written notice thereof to the Company in compliance with the advance notice provisions of the federal securities laws. To be timely, a qualified shareholder must give written notice to the Company at the Company’s offices no later than April 20, 2013.

OTHER MATTERS

So far as the Directors are aware, no matters other than the election of Directors and ratification of the engagement of Independent Auditors will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates in accordance with their best judgment.

By Order of the Directors

/s/ Nicholas D. Trbovich
Dr. Nicholas D. Trbovich
Founder, Chairman of the Board of Directors
and Chief Executive Officer

Elma, New York

Appendix A

SERVOTRONICS, INC.
2012 LONG TERM INCENTIVE PLAN

1.	Introduction.

Servotronics, Inc. (the “Company”) establishes this Servotronics, Inc. 2012 Long Term Incentive Plan (the “Plan”), effective July 3, 2012, subject to shareholder approval as provided in Section 16.

2.	Purposes.

The purposes of the Plan are to optimize the profitability and growth of the Company through long term incentives that are consistent with the Company’s objectives and align the interests of Participants with those of the Company’s stockholders; to provide Participants with incentive for excellence in individual performance and to promote teamwork among Participants; to help the Company attract and retain well qualified individuals to serve as officers, key employees, and directors; and to provide means to further long term strategies, including, but not limited to, acquisitions and mergers. To serve these purposes, the Plan offers equity-based incentive awards.

3.	Definitions.

As used in this Plan:

(a)           “Award Agreement” shall mean a written or electronic agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an award granted under the Plan. An Award Agreement shall be subject to the terms of the Plan.

(b)          “Board of Directors” or “Board” shall mean the Board of Directors of the Company.

(c)           “Committee” shall mean a committee of the Board of Directors of the Company, which committee shall be composed of two or more members of the Board of Directors designated by the Board who are non-employee directors as that term is defined under Securities and Exchange Commission Rule 16b-3 and outside directors as that term is defined for the purposes of the Internal Revenue Code section 162(m). If at any time there is no committee authorized or properly constituted to administer the Plan, the Board shall exercise the powers of the Committee. Furthermore, the Board may, in its discretion, assume any or all of the powers of the Committee.

(d)          “Common Shares” or “Shares” shall mean the shares of common stock, $0.20 par value, of the Company.

(e)           “Director” shall mean a member of the Board of Directors of the Company.

(f)           “Employee” shall mean an employee of the Company or a Subsidiary.

(g)           “Fair Market Value” of a Common Share shall mean, on a given date, (i) if the Common Shares are traded on a national securities exchange, the average of the high and low prices of a Share as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported, or (ii) if the Common Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of a Share on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted.

(h)           “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i)            “Misconduct” shall mean conduct of a Participant that, in the Committee’s judgment, constitutes:

(i)            a commission of an act of theft, embezzlement, fraud, dishonesty, or other criminal act, harmful to the Company or a Subsidiary,

(ii)           a breach of a fiduciary duty owed to the Company or a Subsidiary,

(iii)          a deliberate and serious disregard of rules of the Company or a Subsidiary,

(iv)          an unauthorized disclosure of any of the trade secrets or confidential information of the Company or a Subsidiary, or

(v)           competition with the Company or a Subsidiary.

(j)            “Option” shall mean an option awarded pursuant to Section 8 to purchase a Common Share and may refer to an incentive stock option (“ISO”) as defined in Internal Revenue Code section 422, or a nonstatutory stock option (that is, an option that is not an ISO).

(k)           “Participant” shall mean an Employee or Director who holds an outstanding award under the Plan.

(l)            “Performance Goal” shall mean an objective test of performance based on one or more of the following criteria:  revenue; earnings; net earnings; operating earnings; earnings before taxes; earnings before income tax expense, interest expense, and depreciation and amortization expense; earnings per Share; return to shareholders; stock price; costs; return on equity; return on capital; budget achievement; net operating income; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; economic value added (income in excess of capital costs); or market value. Performance Goals may differ from Participant to Participant and award to award and may be established for the Company as a whole, on a per Share basis, or for the Company’s various groups, divisions, or Subsidiaries, or a combination of them. Performance Goals may be based on absolute performance or on performance relative to performance of unrelated businesses specified by the Committee, on other external measures of the selected performance criteria, or on comparison to any prior period or to budget or target. All calculations and financial accounting matters relevant to this Plan and to which GAAP applies shall be determined in accordance with GAAP as in effect on the date of an award, except as otherwise specified by the Committee. For example, the Committee may specify that the measurement of performance shall include or exclude particular items, such as losses from discontinued operations, debt prepayment penalties, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, or nonrecurring gains or loss.

(m)          “Permanent Disability” shall mean a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing that Employee’s duties with the Company. A determination of disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence. Notwithstanding the foregoing, in the case of a determination that would accelerate payment of Restricted Share Units or other awards or amounts that are deferred compensation subject to Code section 409A, a Participant shall be considered to have a “Permanent Disability” only if the Participant is “disabled” within the meaning of Code section 409A or the regulations issued under that section.

(n)          “Restricted Period” shall mean the period described in Section 10(b)(i) or Section 11(b)(i).

(o)          “Restricted Share” shall mean an award granted pursuant to Section 10.

(p)          “Restricted Share Unit” or “ RSU” shall mean an award granted pursuant to Section 11.

(q)          “Stock Appreciation Right” or “SAR” shall mean an award granted pursuant to Section 9.

(r)           “Subsidiary” shall mean a corporation, partnership, joint venture, or other entity in which the Company has an equity, profit, or voting interest of at least 50 percent.

4.	Administration.

The Committee shall administer the Plan. The Committee shall have all the powers and authority vested in it by the terms of the Plan. The Committee shall have full power and authority to interpret the Plan and Award Agreements, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it finds necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee in its discretion deems desirable. The Committee shall have complete discretion in the exercise of its powers and authority under the Plan, and the Committee’s interpretations, determinations, and decisions in the administration of the Plan shall be final and conclusive.

The Committee may act only by a majority of its members in office, except that:

(a)           The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(b)          The Committee may delegate ministerial duties and authority to interpret the Plan and respond to claims to the Chief Executive Officer of the Company or his delegate, provided that the Committee may not delegate authority with respect to (i) nonministerial actions affecting Participants subject to the reporting requirements of the Securities Exchange Act of 1934, (ii) nonministerial actions with respect to awards intended to qualify for the performance based exception under Code section 162(m), or (iii) the certification of the satisfaction of Performance Goals for awards intended to qualify for the performance based exception under Code section 162(m).

No Committee member and no delegate of the Committee shall be liable for any determination made in good faith with respect to the Plan, an award, or a Participant.

5.           Shares Subject to Plan and Limits on Awards.

(a)           Share Available.  Subject to adjustment pursuant to Section 14, the maximum number of Common Shares with respect to which awards may be granted under the Plan is 300,000.

(b)          Limits on Awards.  Subject to adjustment pursuant to Section 14, the following additional limits shall apply to awards under the Plan:

(i)            The aggregate number of Common Shares that may be issued pursuant to incentive stock options granted under the Plan may not exceed 300,000.

(ii)           The aggregate number of Common Shares that may be made subject to Options and Stock Appreciation Rights and any other awards granted under the Plan to any individual Participant during any one calendar year may not exceed 100,000, aggregating all such awards. This limit shall apply regardless of whether awards are or are to be paid in Shares or cash.

(c)           Cancellation or Expiration of Awards; Payment in Common Shares.

(i)            General.  If all or a portion of an award under the Plan is cancelled or expires for any reason before having been fully vested or exercised by a Participant, is settled in cash in lieu of Common Shares, or is exchanged for other awards, all Common Shares covered by the portion of any such award that is cancelled or expires, is settled in cash, or is exchanged for other awards shall again become available for award under the Plan.

(ii)            Options.  Upon the grant of an Option, the number of Common Shares available for grants of awards under the Plan shall initially be reduced by the number of Common Shares subject to the Option. Upon any exercise of the Option on a net exercise basis (as defined in Section 8(b)(iii)(3)), the number of Common Shares subject to the Option in excess of the number actually issued upon exercise shall again become available for award under the Plan.

(iii)           Stock Appreciation Rights.  Upon the grant of a Stock Appreciation Right, the number of Common Shares available for grants of awards under the Plan shall initially be reduced by the number of Common Shares subject to the SAR. Upon final settlement of the SAR, the total number of Common Shares subject to the SAR in excess of the number actually issued in settlement of the SAR shall again become available for award under the Plan.

(iv)          Payments in Shares.  Common Shares tendered in payment of an exercise or purchase price or tendered or withheld to satisfy the Company’s tax withholding obligation shall again become available for award under the Plan.

6.           Eligibility.

Employees and Directors shall be eligible to receive awards under the Plan, provided that no Employee or Director shall be entitled to an award except as determined by the Committee or as provided by any Independent Director Compensation Policy described in Section 13.

7.           Awards.

(a)           Types of Awards.  Awards under the Plan may be in the form of:  Options (either incentive stock options, within the meaning of Code section 422, or nonstatutory stock options), Stock Appreciation Rights, Restricted Shares, Restricted Share Units, and other Share based awards (as described in Section 12).

(b)           Award Agreements.  The Committee shall set forth the terms of each award in an Award Agreement. An Award Agreement may contain any provision approved by the Committee, subject to the terms of the Plan. An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the award.

(c)           Nonuniform Determinations.  The Committee’s determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive awards, the type, form, amount, and timing of awards, and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.

(d)           Qualification for Section 162(m) Exception.

(i)            Committee’s Certification of Satisfaction of Performance Goals. If the exercisability, payment, or vesting of an award is conditioned upon the satisfaction of Performance Goals, and the award is intended to qualify for the exception under Code section 162(m) for performance-based pay, the condition shall not be considered satisfied, and the award shall not be exercisable, payable, or vest, as applicable, unless the Committee certifies that the Performance Goal has been satisfied.

(ii)           Satisfaction of Other Requirements.  To the extent an award is intended to qualify for the exception under Code section 162(m) for performance-based pay, the Committee shall make such provisions in Award Agreements and follow such procedures as may be required to satisfy the conditions of the exception. By way of example, the Committee shall establish any Performance Goal associated with such an award by the time within the performance period required for such exception, and the payment terms for such an award shall conform to the requirements of the exception.

(e)           Discretion.  The Committee shall have no discretion to increase the amount of an outstanding award but may reserve discretion to decrease the amount of an outstanding award or the extent to which it is exercisable or payable.

(f)           Provisions Governing All Awards.  All awards shall be subject to the following provisions:

(i)            Transferability.  An award shall not be transferable other than by will or the laws of descent and distribution. During the lifetime of a Participant, an award requiring exercise shall be exercisable only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative.

(ii)           Employment Rights.  Neither the adoption of the Plan nor the grant of an award shall confer on a Participant the right to continue employment with the Company or a Subsidiary, nor shall it interfere with the right of the Company or a Subsidiary to terminate a Participant’s employment at any time for any reason, with or without cause.

(g)           Prohibition on Repricing of Options and Stock Appreciation Rights.  Except for adjustments pursuant to Section 14, the exercise price of an Option or a Stock Appreciation Right may not be repriced. For purposes of this Section, repricing means any of the following or any other action that has the same effect:

(i)            reduction of the exercise price after the grant of the Option or Stock Appreciation Right;

(ii)           any other action that is treated as a repricing under generally accepted accounting principles; or

(iii)          cancellation of an Option or Stock Appreciation Right when its exercise price exceeds the Fair Market Value of the underlying Common Shares, in exchange for cash or another stock-based award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off, or other similar corporate transaction.

(h)           Misconduct.  Should the Committee determine that a Participant has committed Misconduct, the Participant shall forfeit all rights under outstanding awards and all further benefits under or attributable to the Plan, so neither the Participant nor his or her estate or successors shall be entitled to exercise outstanding Options and Stock Appreciation Rights, become vested in Restricted Shares and Restricted Share Units, be paid any Shares or amounts remaining to be paid upon settlement of an award or due under a deferred payment arrangement with respect to an award, or otherwise be entitled to any further benefit under or attributable to the Plan. Before making such a determination, the Committee shall give the Participant a reasonable opportunity to be heard.

(i)           Recoupment of Awards.  The Committee may provide in an Award Agreement or in a policy applicable to an award under this Plan that, under conditions specified in the Award Agreement or policy, the Participant shall forfeit all rights under the award and all further benefits under or attributable to the award or the Plan, and the Participant shall be obliged to pay back or return to the Company amounts or Shares previously paid, distributed, or vested under the award, including dividends and dividend equivalents. Such conditions may include, by way of illustration and not by way of limitation, the occurrence of an error in financial statements that results in the payment of a greater amount of performance-based compensation than would have been paid based on correct financial statements. This paragraph and Paragraph 7(h) shall be construed independently of each other; one shall not limit the application of the other.

8.           Options.

(a)           Option Grants.  The Company shall grant Options to Participants under the Plan in such number, upon such terms, and at such times as the Committee shall determine.

(b)           Terms of Options.  The Award Agreement for an Option shall set forth such terms and conditions as the Committee shall determine and as are consistent with the Plan, including the following:

(i)            Exercise Price.  The Committee shall determine the exercise price of each Common Share subject to an Option, which price shall not be less than the Fair Market Value of a Share on the date the Option is granted.

(ii)           Exercise Period.  An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable more than ten years after the date of the grant of the Option.

(iii)           Payment of Exercise Price.  The exercise price for each Share as to which an Option is exercised must be paid in full at the time of exercise. The Committee shall determine the acceptable form of payment of the exercise price from among the following, subject to any restrictions or conditions imposed by the Committee.

(1)           in cash;

(2)           by tender of Common Shares owned by the Participant valued at Fair Market Value as of the date of exercise, by attestation or otherwise;

(3)           in Common Shares otherwise issuable to the Participant upon exercise of the Option valued at Fair Market Value as of the date of exercise (“net exercise”);

(4)           in such other form of payment as the Committee deems appropriate; or

(5)           in a combination of cash, Shares (whether then owned or issuable on exercise), and such other form of payment as the Committee deems appropriate.

In the case of an incentive stock option, the Committee shall specify the acceptable forms of consideration of the exercise price in the Award Agreement.

(iv)           Conditions on Exercise.  An Option shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine. The Committee may in its discretion accelerate or waive any condition applicable to the exercise of an Option.

(v)           Termination of Employment or Service.  The Award Agreement shall specify whether and, if so, the extent to which an Option shall remain exercisable after the termination of the Participant’s employment or service with the Company and its Subsidiaries, whether by death or otherwise, provided that nothing in this paragraph (v) shall authorize the exercise of an Option later than ten years after the date of the grant of the Option.

(vi)          ISO or Non-ISO.  Award Agreement for an Option granted to an Employee shall state whether any part of the Option is intended to be an incentive stock option.

(c)           Additional Terms of Incentive Stock Options.  An incentive stock option may be granted only to an Employee of the Company or a subsidiary (within the meaning of Code section 424) and shall be subject to the following additional terms and conditions:

(i)            10 Percent Shareholder.  The exercise price of each Common Share subject to an incentive stock option granted to an Employee who, at the time the Option is granted, owns (directly and within the meaning of Code section 424(d)) Shares possessing more than 10 percent of the combined voting power of all classes of Shares of the Company shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted, and the Option shall not be exercisable more than five years after the date of grant.

(ii)            ISO Limit.  To the extent the aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Shares for which an Employee is granted Options designated incentive stock options first exercisable in any calendar year (under this Plan and under all plans of the Company and its Subsidiaries) exceeds $100,000, the Option shall be treated as an Option that is not an incentive stock option.

(iii)           Disqualified Disposition.  If a Participant disposes of Common Shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in Code section 422, the Participant shall notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, number of Shares involved, and any other information about the disposition that the Company may reasonably request.

(d)           Surrender of Option.  Should a Participant offer to surrender an Option to the Company for all or part of the Common Shares for which the Option is then exercisable, the Company may accept or reject the surrender in whole or part upon such terms as the Chief Executive Officer of the Company or his delegate shall determine, provided that the amount paid to the Participant by the Company in consideration for the surrender shall not exceed the excess of the Fair Market Value of the Shares covered by the surrendered portion of the Option over the exercise price for those Shares.

9.           Stock Appreciation Rights.

(a)           Grant of Stock Appreciation Rights.  A Stock Appreciation Right shall entitle a Participant to receive from the Company, on the exercise date of the SAR, with respect to each Share for which the SAR is exercised, an amount equal to any excess of the Fair Market Value of a Share on the exercise date over the exercise price of the SAR. The Company shall grant SARs to Participants under the Plan in such number, upon such terms, and at such times as the Committee shall determine.

(b)           Terms of Stock Appreciation Rights.  The Award Agreement for a Stock Appreciation Right shall set forth such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i)            Exercise Price.  The Committee shall determine the exercise price of each Common Share subject to the Stock Appreciation Right, which price shall not be less than the Fair Market Value of a Common Share on the date the SAR is granted.

(ii)           Exercise Period.  A Stock Appreciation Right may be exercised in whole or in part from time to time during such period as the Award Agreement shall specify, provided that no SAR shall be exercisable more than ten years after the date of the grant of the SAR.

(iii)           Conditions on Exercise.  A Stock Appreciation Right shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine. The Committee may in its discretion accelerate or waive any condition applicable to the exercise of an SAR.

(iv)           Termination of Employment or Service.  The Award Agreement shall specify whether and, if so, the extent to which a Stock Appreciation Right shall remain exercisable after the termination of the Participant’s employment or service with the Company and its Subsidiaries, whether by death or otherwise, provided that nothing in this paragraph (iv) shall authorize the exercise of a SAR later than ten years after the date of the grant of the SAR.

(c)           Settlement of Stock Appreciation Right.  On the exercise date of a Stock Appreciation Right the Company shall settle the SAR, to the extent exercised, by payment of the amount due in the form of cash, Common Shares valued at their Fair Market Value on the exercise date, or a combination of cash and Shares, as the Committee may determine. The Company shall not establish any special fund with respect to the settlement of a SAR in cash. With respect to a SAR to be settled in cash, the right to receive cash settlement of a SAR under this Plan shall be no greater than the right of any unsecured general creditor of the Company.

10.           Restricted Shares.

(a)           Grant of Restricted Shares.  The Company shall grant Restricted Shares to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

(b)           Terms of Restricted Shares.  The Award Agreement for a grant of Restricted Shares shall set forth such terms, conditions, restrictions, and limits on the Restricted Shares as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i)           Conditions on Vesting.  The Participant’s interest in a Restricted Share award shall be forfeitable when the award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:

(1)           the satisfaction of specified Performance Goals by a specified time or during a specified period,

(2)           the continuance of the Participant’s employment or service for a specified period, or

(3)           the satisfaction of other specified conditions.

The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the “Restricted Period”.

(ii)           Vesting.  Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (vi), the Participant’s interest in the Restricted Shares shall become vested to the extent provided in the Award Agreement. The restrictions applicable to those vested Restricted Shares shall lapse at that time, and the Company shall deliver a certificate for those vested Shares to the Participant or the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, subject to the satisfaction of the Company’s withholding obligations as described in Section 19(c).

(iii)           Forfeiture.  Except as provided by the Committee in accordance with paragraph (vi), the Participant shall forfeit Restricted Shares upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied. Upon such a forfeiture, all of the Participant’s interest in the forfeited Restricted Shares shall automatically revert to the Company.

(iv)          Retention of Certificate.  The Company shall issue, for the benefit of the Participant, the number of Common Shares subject to a Restricted Shares award, but the Company shall retain custody of any certificate for such Shares during the Restricted Period.

(v)           Voting and Dividend Rights.  Unless otherwise provided by the Committee in the Award Agreement, the Participant to whom Restricted Shares have been granted shall be entitled, during the Restricted Period, to vote those Shares and to receive the dividends payable with respect to those Shares. If the vesting of an award is conditioned on the satisfaction of a Performance Goal or other performance-related condition, the Committee shall provide in the Award Agreement that no dividends shall be payable with respect to the Restricted Shares during the Restricted Period, but the Committee may make provision for dividend equivalents under Paragraph 10(b)(vii).

(vi)          Death or Disability.  The Committee may provide that upon the termination of the Participant’s employment or service during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Shares shall lapse and the Participant’s interest in those Shares shall become vested.

(vii)         Dividend Equivalents.  The Committee may provide in the Award Agreement that the Participant shall receive, rather than the dividends payable with respect to specified Restricted Shares, a credit equivalent to the amount of such dividends, which shall be payable to the Participant only if the Participant’s interest in the specified Restricted Shares becomes vested; if the Employee forfeits the specified Restricted Shares, the Employee shall simultaneously forfeit the dividend equivalents attributable to such Restricted Shares. The Award Agreement shall specify the time for payment of dividend equivalents, which shall not be later than March 15th following the calendar year in which the Restricted Shares to which the dividend equivalents are attributable become vested, subject to Section 19(b) with respect to deferrals.

11.           Restricted Share Units.

(a)           Grant of Restricted Share Units.  A Restricted Share Unit shall entitle a Participant to a Share, the Fair Market Value of a Share in cash, or a combination of the two, at a future date, subject to the satisfaction of any terms and conditions specified by the Committee. The Company shall grant Restricted Share Units to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.

(b)           Terms of Restricted Share Units.  The Award Agreement for Restricted Share Units shall set forth such terms, conditions, restrictions, and limits on the Units as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(i)            Conditions on Vesting.  The Participant’s interest in a Restricted Share Unit award shall be forfeitable when the award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:

(1)           the satisfaction of specified Performance Goals by a specified time or during a specified period,

(2)           the continuance of the Participant’s employment or service for a specified period, or

(3)           the satisfaction of other specified conditions.

The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the “Restricted Period”.

(ii)           Vesting.  Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (v), the Participant’s interest in the Restricted Share Units shall become vested to the extent provided in the Award Agreement.

(iii)          Forfeiture.  Except as provided by the Committee in accordance with paragraph (v), the Participant shall forfeit Restricted Share Units upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied. Upon such a forfeiture, all of the Participant’s interest in the forfeited Restricted Share Units shall automatically revert to the Company.

(iv)          No Dividends or Voting Rights.  A Restricted Share Unit shall carry with it no voting or dividend or other rights associated with Common Share ownership.

(v)           Death or Disability.  The Committee may provide that upon the termination of the Participant’s employment or service during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Share Units shall lapse and the Restricted Period with respect to those Units shall expire.

(vi)          Dividend Equivalents.  Notwithstanding paragraph (iv), the Committee may but need not provide that a bookkeeping account established for a Participant shall be credited with an amount equivalent to the amount of dividends that would be payable with respect to a number of Shares equal to the number of Restricted Share Units awarded to the Participant. The Committee may provide for the crediting of interest on any dividend equivalents credited to a Participant’s account or may provide that the dividend equivalent credit be adjusted for hypothetical investment experience in such manner as the Committee may determine. If the Participant forfeits his or her interest in a Restricted Share Unit, the Participant shall simultaneously forfeit any dividend equivalents (as adjusted) attributable to those Restricted Share Units.

(c)           Payment of Vested Restricted Share Units.

(i)            Payment of vested Restricted Share Units and other amounts credited to a Participant’s account shall be made at such time or times after the expiration of the Restricted Period as the Committee may establish. The Committee may but need not provide that a Participant may elect to defer payment until such time or times as the Committee may allow. The Committee may provide for payments in lump sums or installments or both. The Committee shall establish procedures for its establishment of the time of payment and for the form and timing of a Participant’s deferral and payment elections. All elections shall conform to the Committee’s procedures. The Committee’s procedures shall conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of compensation in gross income.

(ii)            The Committee may, in its discretion, change the procedures for elections, change the time to which payment may be deferred, and change the availability of lump sum or installment payments. The Committee may provide that such changes will apply to Restricted Share Units and other amounts already credited to a Participant’s account, with respect to which a Participant may have already made deferral and payment elections, but only to the extent such changes would not cause the Plan to fail to conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of compensation in gross income.

(iii)           The Company shall not establish any special fund with respect to a Participant’s account. Any credit entries made to a Participant’s account shall constitute a mere promise by the Company to make payments to the Participant, subject to and in accordance with the Plan, from the general assets of the Company, when the payments become due.

(iv)          To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

12.           Other Awards.  The Committee may determine, subject to the terms of the Plan, that the Company shall grant awards that are not described in Sections 8 through 11, but that provide for the issuance of Common Shares, or that are denominated in or measured by the Fair Market Value of a Share, or that provide for payment in the form of Shares rather than cash under any Company bonus or incentive program. The Committee shall determine the terms and conditions of any such other awards and the Participants to whom and the numbers in which such other awards shall be granted. The Committee may condition the exercisability, vesting, and payment of such other awards upon the satisfaction of Performance Goals.

13.           Awards to Independent Directors.  Notwithstanding any other provision of the Plan, the grant of any award to a Director who is not also an Employee (an “Independent Director”) shall be made by the Board only pursuant to a written nondiscretionary formula established by the Board (an “Independent Director Compensation Policy”). An Independent Director Compensation Policy shall set forth the type of awards to be granted to Independent Directors, the number of Shares to be subject to Independent Director awards, the conditions on which such awards shall be granted, become exercisable, payable, and expire, and such other terms and conditions as the Board determines in its discretion. Awards granted to Independent Directors shall be subject to all of the limits set forth in this Plan.

14.           Required Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for awards under Section 5, in the number of Shares subject to outstanding awards, in the exercise or purchase price under outstanding awards, and in the limits on awards and the issuance of Shares set forth in Section 5, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants, provided, however, that the number of Shares subject to an award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding awards.

Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to awards previously granted or the purchase or exercise price per Share under outstanding awards.

15.           Change in Control.

(a)           Impact of Event.  Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, the provisions of this Section 15 shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern and this Section 15 shall not be applicable).

(i)            If and to the extent that outstanding awards under the Plan (A) are continued or assumed by the successor corporation (or an affiliate of the successor) or (B) are replaced with equity awards that preserve the existing value of the awards at the time of the Change in Control and provide for subsequent payout in accordance with a vesting schedule and Performance Goals, as applicable, that are the same or more favorable to the Participants than the vesting schedule and Performance Goals applicable to the awards, then all such awards or such substitutes for them shall remain outstanding and be governed by their respective terms and the provisions of the Plan subject to Section 15(a)(v).

(ii)            If and to the extent that outstanding awards under the Plan are not continued, assumed, or replaced in accordance with Section 15(a)(i), then upon the Change in Control the following treatment (referred to as “Change-in-Control Treatment”) shall apply to such awards: (A) outstanding Options and SARs shall immediately vest and become exercisable; and (B) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Share Units, and other Share-based Awards, including vesting requirements, shall immediately lapse, and any Performance Goals relevant to such awards shall be deemed to have been achieved at the target performance level; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Share Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest date permissible under Code section 409A.

(iii)          However, unless the Change in Control is a change in the ownership or effective control or of ownership of a substantial portion of the assets of the Company (within the meaning of Code section 409A), a Change in Control shall not accelerate the time of payment of Restricted Share Units and other awards and amounts payable under the Plan that are deferred compensation subject to Code section 409A.

(iv)          If and to the extent that outstanding awards under the Plan are not continued, assumed, or replaced in accordance with Section 15(a)(i) above, then in connection with the application of the Change-in-Control Treatment set forth in Section 15(a)(ii) above, the Board may, in its sole discretion, provide for cancellation of such outstanding awards at the time of the Change in Control in which case a payment of cash, property, or a combination of cash and property shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s securities relating to such awards over the exercise or purchase price (if any) for such awards (except that, in the case of an Option or SAR, such payment shall limited as necessary to prevent the Option or SAR from being subject to Code section 409A).

(v)           If and to the extent that (A) outstanding awards are continued, assumed, or replaced in accordance with Section 15(a)(i) above and (B) a Participant’s employment with, or performance of services for, the Company is terminated by the Company for any reasons other than Cause or by such Participant for Good Reason, in each case, within the two-year period commencing on the Change in Control, then, as of the date of such Participant’s termination, the Change-in-Control Treatment set forth in Section 15(a)(ii) above shall apply to all assumed or replaced awards of such Participant then outstanding.

(vi)          Outstanding Options or SARs that are continued, assumed, or replaced in accordance with Section 15(a)(i) may be exercised by the Participant in accordance with the applicable terms and conditions of such award as set forth in the applicable Award Agreement or elsewhere; provided, however, that Options or SARs that become exercisable in accordance with Section 15(a)(v) may be exercised until the expiration of the original full term of such Option or SAR notwithstanding the other original terms and conditions of such award.

(b)           Definitions.  As used in this Section 15:

(i)            “Cause” shall have the meaning set forth in any unexpired employment or severance agreement between the Participant and the Company or an Affiliate, and, in the absence of any such agreement, shall mean (A) the willful and continued failure of the Participant to substantially perform his or her duties with or for the Company or an Affiliate, (B) the engaging by the Participant in conduct that is significantly injurious to the Company or an Affiliate, monetarily or otherwise, (C) the Participant’s conviction or a felony, (D) the Participant’s abuse of illegal drugs or other controlled substances, or (E) the Participant’s habitual intoxication. Unless otherwise defined in the Participant’s employment or severance agreement, an act or omission is “willful” for this purpose if such act or omission was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that such act or omission was in the best interest of the Company or an Affiliate.

(ii)           A “Change in Control” of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if

(A)          any “person” (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or

(B)          during any period of two consecutive years, the following persons (the “Continuing Directors”) cease for any reason to constitute a majority of the Board:  individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company’s security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or

(C)           the consummation of a merger or consolidation of the Company with any other entity, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding any contrary provision of this Plan, for the purposes of Section 15(b)(ii)(A), the term “person” shall not include (V) the Company, (W) any Subsidiary of the Company, (X) any employee benefit plan of the Company or of any Subsidiary of the Company (including without limitation the Servotronics, Inc. Employee Stock Ownership Plan), (Y) any entity holding shares of Common Shares organized, appointed, or established by the Company or any of its Subsidiaries for or pursuant to the terms of any such plan (including without limitation the Servotronics, Inc. Employee Stock Ownership Trust), or (Z) Dr. Nicholas D. Trbovich (“Dr. Trbovich”) or any executor, administrator, attorney in fact, agent, proxy, or representative (acting in his or her capacity as such) or lineal descendant of Dr. Trbovich.

(iii)           “Good Reason” shall mean:

(A)          the assignment to the Participant after the Change in Control of any duties materially inconsistent with the Participant’s position (including status, offices, titles, and reporting requirements, authority, duties or responsibilities), or any other action that results in a material diminution in such position, authority, duties, or responsibilities;

(B)          a material reduction by the Company in the Participant’s base salary in effect immediately before the Change in Control;

(C)          a material reduction by the Company in the Participant’s annual bonus opportunity or in the target level for such bonus or in the level of the Participant’s long term equity incentive, as compared to such opportunity or level in effect immediately before the Change in Control;

(D)          a material diminution in any budget over which the Participant retains authority; or

(E)           the Company’s requiring the Participant, without the Participant’s written consent, to be based at any office or location materially distant from the Participant’s office location immediately before the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities.

A termination for Good Reason must be communicated by the Participant to the Company by written notice that specifies the event or events claimed to provide a basis for termination for Good Reason; provided that the Participant’s written notice must be tendered within ninety days of the occurrence of such event or events and provided further that the Company shall have failed to remedy such act or omission within thirty days following its receipt of such notice. A Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason if the Participant actually terminates employment within fourteen days after the Company’s failure to timely remedy or, if earlier, prior to the second anniversary of the Change in Control.

16.           Term of Plan; Approval of Shareholders.  The Plan shall take effect, subject to the approval of the shareholders of the Company, on July 3, 2012. Unless terminated earlier by the Board of Directors, the Plan shall terminate on July 2, 2022, provided that awards outstanding on that date shall survive in accordance with their terms.

17.           Amendment of Awards.  Subject to Paragraph 7(g) (prohibition against repricing of Options and Stock Appreciation Rights), the Committee may at any time unilaterally amend any outstanding award to the extent the Committee determines necessary or desirable, provided, however, that an amendment that would be adverse to the interests of the Participant or, with respect to an incentive stock option, that would prevent the Option from qualifying as an ISO, shall not be effective without the holder’s consent.

18.           Amendment and Termination of Plan.  The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange, or if such amendment would allow the grant of Options or Stock Appreciation Rights at an exercise price below Fair Market Value at date of grant.

19.           Miscellaneous.

(a)           Beneficiary Designation.  A Participant may, from time to time, name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives all of such benefit. A designation shall automatically revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining payable under the Plan at the Participant’s death shall be paid when due to the Participant’s estate unless otherwise provided in the Award Agreement.

(b)           Deferrals.  Pursuant to the applicable requirements of Code section 409A, the Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or in connection with any other awards. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals in compliance with the requirements of Code section 409A.

(c)           Satisfaction of Tax Liabilities.

(i)            The Company and its Subsidiaries shall have the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary determines to be required to comply with federal, state, local, or foreign tax withholding requirements with respect to the settlement or vesting of an award. The Company or a Subsidiary may require the payment of such taxes before Shares deliverable pursuant to such award are transferred to the holder of the award.

(ii)           The Committee may allow a Participant to elect to pay the Company’s or a Subsidiary’s minimum statutory withholding tax obligation with respect to an award to be settled in Shares by the withholding of Shares from the total number of Shares deliverable pursuant to the award, or by delivering to the Company a sufficient number of previously acquired Shares, in each case in accordance with rules and procedures established by the Committee. Previously owned Shares delivered in payment for such taxes may be subject to such conditions as the Committee may require. The value of each Share withheld, or delivered, shall be the Fair Market Value of a Share on the date an award becomes taxable.

(d)           No Alienation.  Except to the extent required by law, the right of a Participant or beneficiary to payment under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary.

(e)           Indemnification.  Each person who is or has been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in a settlement approved by the Company, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

20.           Restrictions on Issuance of Common Shares.

Should the Board of Directors determine that the listing, registration, or qualification of Common Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the issuance or delivery of Common Shares under the Plan, no such Common Shares shall be issued or delivered unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

The certificates representing Common Shares issued by the Company under the Plan may bear a legend describing any restrictions on resale of such Common Shares under applicable securities laws, and stop transfer orders with respect to such certificates may be entered on the Company’s stock transfer records.

21.           Construction.

The Plan shall be construed in accordance with the law of the State of New York. With respect to Options granted under the Plan that are intended to qualify as incentive stock options as defined in Code section 422, the terms of the Plan and of each incentive stock option granted pursuant to the Plan shall be construed to give effect to such intention. With respect to awards granted under the Plan that are intended to qualify for the exception under Code section 162(m) for performance-based pay, the terms of the Plan and the Award Agreement shall be construed and administered to give effect to such intention, unless the Committee determines to waive the application of such exception. With respect to awards granted under the Plan that provide for the payment of deferred compensation (within the meaning of Code section 409A), the terms of the Plan and the Award Agreement shall be construed to conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of the compensation in gross income.

SERVOTRONICS, INC.	PROXY
1110 Maple Street	THIS PROXY IS SOLICITED ON
P.O. Box 300	BEHALF OF THE BOARD OF DIRECTORS
Elma, New York 14059

The undersigned hereby appoints Dr. Nicholas D. Trbovich, Dr. William H. Duerig, Donald W. Hedges, Esq., and Nicholas D. Trbovich, Jr. or each of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Servotronics, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at 2:30 p.m., Buffalo time, July 3, 2012, at the Hilton Garden Inn, 4201 Genesee Street, Buffalo, New York 14225, or any adjournments thereof, and directs that the shares represented by this Proxy shall be voted as indicated below:
1.	Election of Directors
	☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(except as otherwise marked to the contrary below)
INSTRUCTION  To withhold authority to vote for any individual nominee, strike a line through his name in the list below:
Dr. Nicholas D. Trbovich, Dr. William H. Duerig, Donald W. Hedges, Esq., and Nicholas D. Trbovich, Jr.
2.	To approve the adoption of the Servotronics, Inc. 2012 Long-Term Incentive Plan.
☐     FOR                              ☐     AGAINST                              ☐     ABSTAIN
3.	To consider and ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered accounting firm for the 2012 fiscal year.
☐     FOR                              ☐     AGAINST                             ☐     ABSTAIN
 (Continued and to be signed on the reverse side)

(Continued from other side)

The shares represented by this Proxy will be voted as directed by the shareholder. The Board of Directors favors a vote FOR Proposals 1, 2 and 3. If no direction is made, the Proxy will be voted FOR Proposals 1, 2 and 3 and will be voted in the discretion of the proxies named herein with respect to any additional matter as may properly come before the Annual Meeting or any adjournment thereof.

Please date and sign your name exactly as it appears below and return this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

Dated ________________________________________, 2012

Signature

Signature
Joint owners should each sign. Executors, administrators, trustees, guardians and corporate officers should indicate their title.